United States

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

January 24, 2022

Date of Report (Date of earliest event reported) January 14, 2022

Viscogliosi Brothers Acquisition Corp.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-41206	85-404420
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

505 Park Avenue, 14th Floor New York, NY	10022
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 583-9700

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	VBOC	The Nasdaq Global Market
Warrants	VBOCW	The Nasdaq Global Market
Units	VBOCU	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.02.	Unregistered Sales of Equity Securities.

The information included in Item 8.01 is incorporated into this Item by reference.

Item 8.01.	Other Events.

As previously disclosed in a Current Report on Form 8-K dated January 6, 2022 (filed on January 12, 2022), on January 11, 2022, Viscogliosi Brothers Acquisition Corp. (the “Company”) consummated its initial public offering (“IPO”) of 7,500,000 units (the “Units”). Each Unit consists of one share of common stock of the Company, par value $0.0001 per share (the “Common Stock”), and one-half of one redeemable warrant (“Warrant”), each whole Warrant entitling the holder thereof to purchase one share of Common Stock for $11.50 per share. The Units were sold at an offering price of $10.00 per Unit, generating gross proceeds of $75,000,000.

As also previously disclosed in a Current Report on Form 8-K dated January 6, 2022 (filed on January 12, 2022), simultaneously with the closing of the IPO, the Company consummated private placements (the “Private Placements”) in which (i) VBOC Holdings, LLC purchased 5,062,500 warrants (the “Sponsor Warrants”) at a price of $1.00 per Sponsor Warrant, each exercisable to purchase one share of Common Stock at $11.50 per share, generating total proceeds of $5,062,500 and (ii) Raymond James & Associates, Inc., purchased an aggregate of 187,500 warrants (“RJ Warrants” and, together with the Sponsor Warrants, the “Private Placement Securities”) at a price of $1.00 per warrant, each exercisable to purchase one share of Common Stock at $11.50 per share, for an aggregate purchase price of $187,500.

As of January 11, 2022, a total of $76,500,000 ($10.20 per Unit) consisting of the net proceeds from the IPO and a portion of the proceeds from the Private Placements was deposited in a trust account established for the benefit of the Company’s public shareholders (the “Trust Account”).

Subsequently, on January 12, 2022, the underwriters exercised their over-allotment option in full. The closing of the issuance and sale of the additional Units occurred (the “Over-Allotment Option Units”) on January 14, 2022. The total aggregate issuance by the Company of 1,125,000 Over-Allotment Option Units at a price of $10.00 per unit generated total gross proceeds of $11,250,000. On January 14, 2022, simultaneously with the sale of the Over-Allotment Option Units, the Company consummated the private sale of an additional 450,000 private warrants, 421,875 to the Sponsor and 28,125 to Raymond James & Associates, Inc. generating gross proceeds of $450,000.

The Private Placement Securities were issued pursuant to Section 4(a)(2) of the Securities Act of 1933, as amended, as the transactions did not involve a public offering.

As previously disclosed in a Current Report on Form 8-K dated January 14, 2022 (filed on January 20, 2022), on January 14, 2022, an additional $11,475,000 ($10.20 per Unit) consisting of the net proceeds from the sale of the Over-Allotment Option Units and the gross proceeds from the sale of the additional private warrants was placed in the Trust Account, resulting in a total of $87,975,000 ($10.20 per Unit) held in the Trust Account. An audited balance sheet as of January 11, 2022 reflecting receipt of the proceeds upon consummation of the IPO and the sale of the Private Placement Warrants was issued by the Company and filed as an exhibit to that Current Report on Form 8-K.

Included with this report as Exhibit 99.1 is a pro-forma balance sheet reflecting the exercise of the over-allotment option.

Item 9.01.	Financial Statements and Exhibits.

Exhibit No.	Description

99.1	Unaudited Pro Forma Balance Sheet dated January 11, 2022

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 24, 2022

VISCOGLIOSI BROTHERS ACQUISITION CORP.

By:	/s/ John J. Viscogliosi
Name:	John J. Viscogliosi
Title:	Chief Executive Officer